Exhibit 23.3

Consent of Independent Auditor

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Waitr Holdings Inc. of our report dated March 4, 2019, relating to the consolidated financial statements of Bitesquad.com, LLC and Subsidiaries, appearing in the Current Report on Form 8-K, filed by Waitr Holdings Inc. as of April 4, 2019.

We also consent to the reference of our firm under the heading “Experts” in such Registration Statement.

Minneapolis, Minnesota

August 2, 2019